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                                                                   EXHIBIT 23.12

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statements on Form S-4 of American Tower Corporation relating to the merger transactions with OmniAmerica, Inc. and TeleCom Towers, L.L.C. for the registration of shares of its common stock and to the inclusion therein of the following reports:

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WITH RESPECT TO                                              REPORT DATE
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the consolidated financial statements of OmniAmerica, Inc.   September 16, 1998
(formerly Specialty Teleconstructors, Inc.) for the year
ended June 30, 1998
the consolidated financial statements of OmniAmerica         February 20, 1998
Holdings Corporation for the period from inception (October
15, 1997) through December 31, 1997
the statement of assets sold by HSW Associates, Inc. at      March 31, 1998
December 31, 1997 and related statements of revenue and
direct operating expenses of assets sold by HSW Associates,
Inc. for each of the two years in the period then ended
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                                          /s/ Ernst & Young LLP

Dallas, Texas
January 12, 1999